Exhibit 99.2

[XILINX LETTERHEAD]

October 20, 2006

Iain Morris
Austin, Texas

Dear Iain:

We are pleased to offer you a position with Xilinx, Inc. (“Xilinx” or “Company”) as Executive Vice President and General Manager, Advanced Platforms Group, reporting to me.

A.           COMPENSATION

The salary for this position will be $50,000 per month ($600,000.00 per annum). You will receive a hire-on bonus of $300,000, less all applicable withholding and deductions, of which $150,000 will be paid with your first regular paycheck and the remaining $150,000 will be paid on April 1, 2007.  Should you voluntarily resign your employment with Xilinx within one year after your start date, you agree to return this bonus to Xilinx.

During your employment, you will participate in the executive bonus plan (PXP) which will be targeted at 70% of your then current Base Salary in addition to your participation in any other bonuses which you are eligible to receive under any of the Company’s other bonus plans.  For the remainder of Fiscal Year 2007, you will receive a guaranteed bonus.   For the fiscal quarters ending December 31, 2006 you will receive $105,000 and $105,000 for fiscal quarter ending on March 31, 2007.  These bonuses shall be paid to you, at the end of the month following the end of each quarter. For fiscal year 2008 and going forward, you will continue to participate in  PXP (targeted at 70% of your then current Base Salary) which, at the current time, is based upon the following components: 40% attainment of quarterly revenue targets, 40% attainment of operating profit targets and 20% upon the attainment of strategic objectives.  Xilinx reserves the right to revise its incentive programs and other compensation at any time without notice.

Subject to approval by the Board of Directors, you will be granted a stock option to acquire 300,000 shares of common stock of Xilinx at a price per share equivalent to the fair market value on the grant date, which will be your start date, currently planned to be the 6th of November, 2006. These options will vest at the rate of 25% at the completion of one year and 2.08% monthly for the remaining three (3) years, and vesting will start from grant date.

Other benefits include, but are not limited to, paid vacation, group medical and dental insurance for you and your dependent(s) and Company paid life and long-term disability insurance for you.

Iain Morris
October 20, 2006

B.  RELOCATION

Upon Xilinx’s receipt of your signed offer letter, Staffing Services will contact you to initiate the proper arrangements and will be available to answer any questions.  All relocation benefits described will be paid entirely by Xilinx, either by way of direct payment to the vendor or by promptly reimbursing you.  In addition, Xilinx shall pay you a grossed up amount covering any resulting taxes, social security, FICA or other payroll or income taxes that you become subject to as a result of the relocation expenses paid hereunder, so that you do not have any out-of-pocket costs relative to the relocation benefits set forth herein.  Should you realize a capital gain on the sale of your Austin residence, this would be excluded from any tax protection.

The relocation benefits offered hereunder must be utilized within two (2) years of your effective start date at the new job location.  Relocation expenses associated with services, other than those specifically addressed is your responsibility.  No substitutions or cash outs for any of the provided relocation components are permitted.  Absent a resignation due to your disability (as defined by the Tax Code), if you should resign within one year of employment, you agree to return to Xilinx a pro-rated portion of the relocation expenses.

Travel to New Location:

One-way travel (or automobile travel reimbursement at the current mileage rate (per the Xilinx Travel Business Entertainment Policy) for employee, spouse/domestic partner and children who permanently reside with your and who will be relocating to new work location.

Car Rental at New Location:

In the event you arrive at your new location before a car that has been shipped or are otherwise without a car, Xilinx will reimburse you for the rental of up to two vehicles until such time that you receive your cars.

Household Goods Shipment:

Shipment of household goods from your former residence in Austin, TX to your new place of residence; however, if you choose to initially move on a temporary basis, then Xilinx will pay for a second shipment of your household goods to your permanent residence.  Restricted items that will not be shipped at the Company’s expense will be outlined under separate cover.  Household goods and possessions are insured up to a valuation at a maximum of $300,000 for loss and/or damage.  This insurance is provided by the carrier and is paid for by Xilinx.  Shipment of three automobiles and three motorcycles will be provided and up to 30 days temporary storage in the new location, if required.

Iain Morris
October 20, 2006

House-Hunting Trip:

You and your spouse/domestic partner and any children moving with you will be reimbursed for expenses associated with search for a new residence.  Such expenses may include airfare, mileage reimbursement, lodging and meals. Up to three house-hunting trips not to exceed five (5) days on location (per trip) will be reimbursed.

Assistance for Current Homeowners:

Assistance for current homeowners is made available for certain costs and fees associated with the selling of an existing residence and/or purchasing a replacement residence in the new location.  Any new residence must be within a 75-mile radius of work location to be eligible for expense reimbursement.  Items normally considered in this reimbursement are: loan origination fees, title search and title guarantee policy, survey fees, inspection fees, transfer and documentary taxes, recording fees, appraisal and commission fees

Temporary Housing at New Location:

Corporate temporary housing accommodations (as arranged by Xilinx) will extend to the completion of the 2006 — 2007 academic year.

C.  CHANGE IN CONTROL

In the event of a Change in Control (as defined below) which is followed by (a) termination of your employment or this agreement without Cause (as defined below), or (b) a decision by Company’s successor/assign not to assume this agreement, you will receive (i) one year’ then current Base Salary, (ii) one year’s bonus equivalent to 70% of your then current base, (both to be paid within 30 days of your termination date), (iii) one year’s medical and dental insurance. Medical and dental coverage will be provided by the Company making premium payments pursuant to COBRA for 12 months.  Except as otherwise provided for under this agreement, all other benefits including Company paid life insurance, will terminate as of the date of your termination.

A “Change in Control” of the Company shall be deemed to have occurred if:

a)              any person or entity is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

Iain Morris
October 20, 2006

b)             there occurs a merger or consolidation of the Company with any other corporation or entity, other than  1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or  2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person or entity acquires more than 50% or more of the combined voting power of the Company’s then outstanding securities; or

c)              the Company liquidates or dissolves, or sells, leases, exchanges or otherwise transfers or disposes of all or substantially all of the Company’s assets; or

d)             the consummation of any sale or exchange of the capital stock by the stockholders of Xilinx in one transaction or series of related transactions where more than 50% of the outstanding voting power of Xilinx is acquired by a person or entity or group of related persons or entities; or

e)              any other transactions or series of related transactions occur which have substantially the same effect as the transactions specified in any of the preceding subsections (a)-(d).

D.  SEVERANCE

Your employment with Xilinx is “At Will” and for no specific period of time.  In the event your employment with Xilinx is terminated for any reason other than for Cause within your first two years, you will be eligible for the following:

1)              one year’s of your then current Base Salary, plus a bonus amount equivalent to 70% of your then current base (the severance pay shall be paid in one lump-sum payment within 30 days of your termination date);

2)              one year’s medical and dental insurance provided by the Company making premium payments pursuant to COBRA for 12 months;

3)              reimbursement of your relocation expenses back to Texas within 6 months of the termination date, consistent with the relocation terms outlined in this agreement.

Iain Morris
October 20, 2006

All severance payments are subject to standard withholding and you are responsible for any tax liability associated therewith.

In the event you are terminated for Cause you will not be eligible for any severance payments and may forfeit equity rights.

For purposes of this agreement,

“Cause” shall be narrowly defined to mean (i) an intentional material act of fraud or dishonesty in connection with your duties, or otherwise in the course of your employment with Company; (ii) conviction of a felony; (iii) a willful act by you which constitutes gross misconduct and which is materially injurious to Xilinx; (iv) willful disclosure by you of  trade secrets or confidential information of Xilinx which was intended to or is likely to cause injury to the Company; (v) breach of the Company’s Code of Conduct; and/or (vi) a  failure by you to substantially perform your duties under this agreement, other than a failure to meet unreasonable performance goals imposed by Xilinx or any failure resulting from your complete or partial incapacity due to a disability (as defined by the Tax Code).  No act or failure to act by you shall be considered “willful” unless committed without good faith and without a reasonable belief that the act or omission was in Xilinx’s best interest.

E.              ARBITRATION AND FEES

Should any dispute arise regarding this agreement, we agree that we will arbitrate that dispute under the rules and procedures of JAMS, San Francisco.  A neutral arbitrator from JAMS shall be mutually selected by the parties.  If the parties fail to reach a consensus, then JAMS will select the arbitrator.  All disputes will be governed in accordance with the laws of the State of California.  Xilinx shall pay for all arbitration expenses, including without limitation, the arbitrator’s fees, forum costs, and any other expenses which are unique to the arbitration proceedings (“Arbitration Costs”), but will not be responsible to pay your attorney fees.

Should any suit, legal action or other proceeding be brought in connection with your employment, or otherwise in connection with this agreement or the PIIA (as defined below), the prevailing party shall be entitled to recover its reasonable attorney, accounting, and other professional fees, and any other costs incurred in such proceeding or other legal action, at trial, on appeal, or in collection thereof, in addition to any other relief to which it may be entitled.  Notwithstanding the foregoing, you are not required to pay and under no circumstances shall the Company seek to recover from you any of the Arbitration Costs.

Iain Morris
October 20, 2006

F.              OTHER

This employment offer is contingent on you executing the enclosed Proprietary Information and Inventions Agreement (“PIIA”), a satisfactory background check, acknowledgement of the Company’s Code of Conduct, and providing Xilinx, Inc. with the legally required proof of your identify and authorization to work in the United States.  Such documentation must be provided to us within (5) business days of your date of hire, or our employment relationship with you will be terminated.

Xilinx, Inc. does not require a pre-employment physical examination.  Nevertheless, this offer is contingent on your ability to perform the essential functions of your job.  If you have any condition that limits your ability to perform one or more of your duties, please let us know so that we can explore with you any reasonable accommodations.

This letter and the PIIA set forth the terms of this offer of employment with us and supersede any prior representations or agreements, whether written or oral.  A duplicate original of this offer is enclosed for your records.  This offer, if not accepted, will expire one week from the above date.

Please indicate your acceptance of this offer by completing and returning the following documents to the Shelly Begun, VP Human Resources, in the enclosed envelope immediately:

•                  Signed original offer letter

•                  Signed US. Employment Eligibility Form

•                  Employee General Status Form

•                  Self-identification questionnaire — This information will be kept strictly confidential and is to be completed only on a voluntary basis

•                  Proprietary Information and Inventions Agreement — To be reviewed and signed on pages 5 & 8

Iain, if you have any questions, please feel free to call Shelly Begun at (408) 879-4767.

Iain Morris
October 20, 2006

We look forward to your joining Xilinx, Inc.

Sincerely,

/s/ WILLEM P. ROELANDTS
Willem P. Roelandts CEO and President

ACCEPTED:		DATE:

/S/ IAIN MORRIS		10/31/06
Iain Morris

Expected Start Date:	Nov 6th 2006